EXHIBIT 99.1


                      CITIZENS HOLDING CORPORATION STOCK OPTION PLAN
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                                      SECTION I

                                       PURPOSE
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     The purpose of this Plan is to offer long-term incentives in addition to current compensation to those directors and executive employees of the Corporation and its subsidiaries corporations who are responsible for the successful operation, administration and management of the Corporation and whose continued contributions are important to the continued success of the Corporation.

                                      SECTION II

                                     DEFINITIONS
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     In this Plan, the following words and expressions shall have the meaning hereinafter assigned to them:

     (a) "Board of Directors" means the Board of Directors of the Corporation and its subsidiaries.

     (b) "Common Stock" means the authorized Common Stock of the Corporation with par value of ten cents per share.

     (c) "Corporation" means CITIZENS HOLDING CORPORATION, a Florida corporation.

     (d) "Disability" shall mean such incapacitation by reasons of accident or sickness that a Participant shall be unable to carry on substantially all of the normal duties of his regular occupation for the Corporation or its subsidiaries.

     (e) "Nonqualified Stock Option or Option" means the grant to a Participant pursuant to this Plan of an option to purchase shares of the Common Stock of this Corporation.

     (f)  "Participant" shall have the meaning assigned to that term in Section
IV.

     (g)  "Plan" means this Stock Option Plan.

     (h) "Termination for cause" means the termination of employment because of gross misconduct on the part of the participant. Gross misconduct is defined as the participant being unfit to properly render services to the Corporation or its subsidiaries because of drug dependence, gross insubordination, gross neglect of duties, proven dishonesty, or commission of a felony.

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                                      SECTION III

                                   BOARD OF DIRECTORS
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     3.1  Grant and Exercise Limitations.  Subject to the provisions of this
Plan, the Board of Directors shall have exclusive power to select the directors and executive employees to be granted Options, to determine the number of Options to be granted to each such director and executive employee so selected, to determine the time or times when Options will be granted, and to determine the time or times and the conditions subject to which any Options may be exercisable.

     3.2 Plan Administration. The Board of Directors shall have full authority and power to interpret and administer this Plan. All decisions, determinations, and directions made or given by the Board of Directors under this Plan shall be final and conclusive.

                                      SECTION IV

                                     PARTICIPANTS
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     4.1  Participant.  A "Participant" shall mean a director or executive employee of the Corporation or its subsidiaries who shall be selected by the Board of Directors to participate in this Plan. The Board of Directors shall be the sole judge in determining who shall be a Participant. In making its determination, the Board of Directors shall consider the relative contribution of each director or executive employee to the profits of the Corporation or its subsidiaries, his loyalty, general attitude, ingenuity, initiative, and such other factors as the Board of Directors may deem material.

     4.2 Eligibility Rules. The Board of Directors from time to time may adopt, amend, or revoke such definitions, rules, and procedures as it may deem advisable for its own purpose to guide it in determining which of the directors or executive employees of the Corporation or its subsidiaries it shall deem eligible to be Participants under this Plan.

                                      SECTION V

                              NONQUALIFIED STOCK OPTIONS
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     5.1  Option Certificate.  Any Nonqualified Stock Option granted pursuant to this Plan shall be evidenced by a Stock Purchase Agreement ("Agreement") in such form as the Board of Directors shall from time to time approve. The terms, conditions, and limitations upon which such Nonqualified Stock Option shall be granted need not appear on such Agreement but the grant of such Nonqualified Stock Option, as evidenced by the Agreement issued therefor, shall be subject to such terms, conditions, and limitations as the Board of Directors shall determine and shall be subject to each and every provision of this Plan.

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     5.2  Option Price.  The option price per share for which any Nonqualified
Stock Option shall be exercisable shall be set out at the discretion of the Board of Directors when the option is granted; however, the option price shall be no less than the higher of the fair market value or the par value of the option shares at the time the Option is awarded. If the Corporation's shares are not publicly traded at the time the Option is awarded, book value may be utilized in lieu of fair market value.

     5.3 Term of Option. Every Nonqualified Stock Option granted hereunder shall expire on the twentieth anniversary of the date such Option was granted, such date herein being referred to as the "expiration date".

     5.4 Exercise of Option. Unless otherwise specified by the Board of Directors, a Nonqualified Stock Option granted hereunder may be exercised at any time prior to the expiration date.

     5.5 Delivery of Stock Upon Exercise. Shares of Common Stock purchased upon the exercise of any Nonqualified Stock Option shall be paid in full at the time of purchase. Nonqualified Stock Options which are exercisable may be exercised from time to time by written notice to the Corporation stating the number of shares with respect to which the option is being exercised. At such time, and subject to the provisions of paragraph 7.6, the Corporation shall, without transfer or issue tax to the Participant (or other person entitled to exercise such option), deliver to the Participant (or other person entitled to exercise such option) at the principal office of the Corporation, or at such other place as shall be mutually acceptable, a certificate or certificates for such shares upon payment of the option price in full by certified or cashier's check or the equivalent thereof acceptable to the Corporation; provided, however, that the time of such delivery may be postponed by the Corporation for such period as may be required for it with reasonable diligence to comply with any requirements of law. If the Participant (or other person entitled to exercise the option) fails to accept delivery of and pay for all of the shares specified in such notice upon tender of delivery thereof, such person's right to exercise the Nonqualified Stock Option with respect to such undelivered shares may be terminated by the Board of Directors in their sole discretion.

     5.6 Conditions Precedent. As a condition to the issuance of any Common Stock to a Participant hereunder, the Participant shall be required to comply with the requirements of paragraphs 7.6 and 7.8 thereof.

     5.7 No Dividend or Voting Rights. The award of a Nonqualified Stock Option under this Plan shall not entitle the Participant to any dividend or voting rights or any other rights of a shareholder with respect to the shares covered by such Nonqualified Stock Option.

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     5.8  Number of Shares.  The maximum number of shares for which Nonqualified
Stock Options may be granted under the Plan shall not at any time exceed in the aggregate one hundred thousand (100,000) shares of the stock of the Corporation.

     5.9 No Alienation. No director or employee of the Corporation or its subsidiaries, or any other person shall have any claim or right to be granted a Nonqualified Stock Option under this Plan. The Nonqualified Stock Options registered in the name of any Participant shall not be subject to voluntary or involuntary alienation and no Participant shall have any right to assign, alienate, encumber, transfer, or otherwise dispose of or alienate any present or future right or expectancy which such Participant may have at any time with respect to such Nonqualified Stock Options; each Participant's interest therein being hereby made nonassignable and nontransferable, except in the event of the Participant's death as provided in paragraph 6.2.

                                      SECTION VI

                          CONDITION OF SERVICE OR EMPLOYMENT
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     6.1  Termination of Service or Employment.  In the event that a
Participant's service or employment with Corporation or its subsidiaries is terminated without cause, including normal retirement as provided in paragraph 6.2, such Participant shall retain the right to exercise Options granted through the duration of the Participant's Stock Purchase Agreement. In the event that a Participant's service or employment with the Corporation or its subsidiaries is terminated for cause, the Participant shall forfeit the right to exercise any unexercised options pursuant to the Participant's Stock Purchase Agreement.

     6.2 Death or Disability. Subject to the conditions hereinafter provided, if a Participant's service or employment with the Corporation or its subsidiaries shall terminate by reason of the death or disability (with disability being determined by the Board of Directors pursuant to the Social Security guidelines for disability) of the Participant, any Nonqualified Stock Option theretofore granted to such Participant shall become exercisable in whole or in part by the Participant or his legal guardian through the duration of the Participant's Stock Purchase Agreement. Upon death, such Nonqualified Stock Option must be exercised by the decedent's personal representative or other person to whom such Nonqualified Stock Option shall pass by reason of the death of the Participant on or before one year of the Participant's death.

     6.3 Tax Matters. The grant of any Nonqualified Stock Option hereunder and the exercise thereof shall be subject to withholding of income, employment, and other employee withholding taxes required to be withheld by law.

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                                      SECTION VII

                                   GENERAL PROVISIONS
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     7.1  Term of Plan.  This Plan shall become effective upon its adoption by the Board of Directors and shall remain in effect, unless terminated by the Board of Directors. The termination of this Plan shall not affect any Nonqualified Stock Options theretofore granted under this Plan which have not been exercised as of the date of termination, and such Nonqualified Stock Options shall remain exercisable in accordance with their terms notwithstanding the termination of this Plan.

     7.2 No Guarantee of Employment. Neither the action of the Corporation in establishing this Plan nor any action taken pursuant to the provisions hereof, nor any provision of this Plan, shall be construed as giving any Participant the right to be retained in the employ of the Corporation or its subsidiaries for any period of time.

     7.3 Strict Compliance. No person shall have any claim to be granted or receive any Nonqualified Stock Option except in strict conformity with the provisions of this Plan and no member of the Board of Directors, or officer or employee of the Corporation or its subsidiaries, or any other person shall have authority to enter into any agreement with any person for the award or grant of a Nonqualified Stock Option or to make any representation or warranty with respect thereto, except in accordance with this Plan.

     7.4 No Liability. No member of the Board of Directors shall have any liability for any decision or action taken pursuant to this Plan if made in good faith and the Corporation shall save, protect, indemnify, and hold harmless each member of the Board of Directors acting in good faith pursuant to this Plan against any loss or expense arising therefrom to include reasonable attorneys' fees for all proceedings, trials, and appeals.

     7.5 Administrative Expense. The expense of administering this Plan shall be paid by the Corporation.

     7.6 Modification of Number of Shares. Subject to the liminations contained in paragraph 5.8 of this Plan, in the event of a stock dividend, or a stock split-up, or in the event of a "corporate transaction" as defined in Treasury Regulation Section 1.425-1(b)(ii), any unexercised Nonqualified
Stock Option and the unexercised portion of any partially exercised
Nonqualified Stock Option, granted prior to the date of such stock dividend, stock split-up, or corporate transaction, as the case may be, shall be deemed, without any further corporate action, to be automatically modified as required to equitably take into account any such stock dividend, stock split-up, or corporate transaction, to the extent permitted under Treasury Regulation Section 1.425-1 et al. The Board of Directors shall have the right to interpret this provision, and shall have the right to determine the number of shares for which any such Nonqualified Stock Option shall be exercisable, and shall have the right to adjust the option price per share as required to so equitably take into account such action to the extent permitted by said Treasury Regulations. Any such determination or adjustment made by the Board of Directors shall be binding and conclusive.